Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 22, 2005 relating to the consolidated financial statements of ICG, Inc. and Subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and of our report dated April 22, 2005 (June 8, 2005, as to the matters described in Note A to the schedule) (which report includes an emphasis paragraph with respect to the restatement of such financial statement schedule), relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We consent to the use in this Registration Statement on Form S-4 of our report dated March 25, 2005 (which report on the combined financial statements expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (1) fresh start reporting as of May 9, 2002, (2) allocations of certain assets and expense items applicable to Horizon and subsidiaries, and (3) the bankruptcy filing of the Combined Companies and the fact the combined financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Combined Companies be unable to continue as a going concern), relating to the combined financial statements of Horizon NR, LLC and certain Subsidiaries appearing in the Prospectus which is part of such Registration Statement, and of our report dated March 25, 2005 (June 8, 2005, as to the matters described in Note A to the schedule) (which report includes an emphasis paragraph with respect to the restatement of such financial statement schedule), relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We consent to the use in this Registration Statement on Form S-4 of our report dated April 22, 2005 relating to the financial statements of Anker Coal Group, Inc. and Subsidiaries appearing in the Prospectus, which is part of such Registration Statement.

We consent to the use in this Registration Statement on Form S-4 of our report dated April 22, 2005 relating to the financial statements of CoalQuest Development LLC appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Consolidated Financial Data of ICG” and “Selected Historical Consolidated Financial Data of Anker and CoalQuest” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Louisville, Kentucky
June 27, 2005